BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


EXHIBIT 3.2 - BYLAWS
--------------------

                                    BY -LAWS
                                       OF
                        BANGLA PROPERTY MANAGEMENT, INC.
                            (a Colorado corporation)
                                     -------

                                    ARTICLE I
                                    ---------

                                  SHAREHOLDERS
                                  ------------


     1.   SHARE CERTIFICATES.  Certificates  evidencing fully-paid shares of the
          ----- ------------
corporation shall set forth thereon the statements prescribed by Section 7-106-206 of the Colorado Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any one of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, and Assistant Treasurer, or by any officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     2.   FRACTIONAL  SHARES OR SCRIP.  The corporation may: (a) issue fractions
          ----------  ------ -- -----
of a share or pay in money the value of fractions of a share; (b) arrange for disposition of fractional shares by the shareholders; or (c) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required to be included in a share certificate by Sections 7-106-206 (2)(a),
(2)(c), and (4) and Section 7-106-208(2) of the Business Corporation Act. The holder of a fractional is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

     3.   SHARE TRANSFERS.  Upon compliance with any provisions  restricting the
          ----- ---------
transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or by these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

     4.   RECORD DATE FOR  SHAREHOLDERS.  In order to determine the shareholders
          ------ ---- ---  ------------
who are  entitled to be given  notice of a  shareholders'  meeting,  to demand a

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

special meeting, to vote, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. The record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be determined as provided in Section 7-107-104(4) of the Business Corporation Act. A determination of shareholders entitled to be given notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

     5.   MEANING OF CERTAIN  TERMS.  As used  herein in respect of the right to
          ------- -- -------  -----
notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders or record or outstanding shares when the corporation is authorized to issue only one class or shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares up upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6.   SHAREHOLDER MEETINGS.
          ----------- --------

          - TIME.  The annual  meeting shall by held on the date fixed from time
            ----
to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

          - PLACE.  Annual  meetings and special  meetings shall be held at such
            -----
place in or out of the State of Colorado as the directors shall from time to time fix.

          - CALL. Annual meetings may be called by the directors or the Chairman
            ----
of the Board of Directors, if any, the Vice-Chairman of the Board, if any, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may by called in like manner.

          - NOTICE OR ACTUAL OR CONSTRUCTIVE  WAIVER OF NOTICE.  The corporation
            ------ -- ------ -- ------------  ------ -- ------
shall give notice to shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall by given no fewer than ten nor more than sixty days before the date of the meeting; except that, if the number of authorized shares is to be increased, at least thirty days' notice shall be given. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation or the Bylaws before or after the date or time stated in the notice as the date or time when any action has occurred or will occur. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is voted upon.

          -  SHAREHOLDERS'  LIST FOR  MEETING.  After fixing a record date for a
             -------------  ---- ---  -------
meeting, the corporation shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of the number of shares of each class and series that are held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


continuing through the meeting, and any adjournment thereof, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or the shareholder's agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 7-116-102(3) and the provisions of subsections (2) and
(3) of Section 7-116-103 of the Business Corporation Act, to the copy the list during regular business hours during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

          - CONDUCT OF MEETING.  Meetings of the shareholders  shall be presided
            ------- -- -------
over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, in any, the Vice-Chairman or the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting , but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

          - PROXY  REPRESENTATION.  A shareholder may appoint a proxy to vote or
            -----  --------------
otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. A shareholder may appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation; except that the transmitted appointment shall set forth or be transmitted with written evidence from which if can be determined that the shareholder transmitted or authorized the transmission of the appointment. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form.

          - SHARES HELD BY NOMINEES.  The  corporation may establish a procedure
            ------ ---- -- --------
by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as a shareholder. The extent of the recognition may be determined in the procedure thus established.

          - QUORUM.  Unless otherwise  provided in the articles of incorporation
            ------
or the Business Corporation Act, a majority of the votes entitles to be cast on the matter by a voting group constitutes a quorum of that voting group for action on the matter, but a quorum shall not consist of fewer than one-third of the votes entitled to be cast on the matter by the voting group. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

          - VOTING.  In an election  of  directors,  that  number of  candidates
            ------
equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the articles of incorporation or the Business Corporation Act.

     7.   ACTION  WITHOUT  MEETING.  Any action  required  or  permitted  by the
          ------  -------  -------
provisions of the Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting, if all the shareholders entitled to vote thereon consent to such action in writing in accordance with the procedure prescribed by Section 7-107-104 of the Business Corporation Act.


                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ----- -- ---------

     1.   FUNCTIONS  GENERALLY -  COMPENSATION.  All  corporate  powers shall be
          ---------  ---------    ------------
exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


     2.   QUALIFICATIONS AND NUMBER. A director shall be a natural person who is
          -------------- --- ------
eighteen years of age or older. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Colorado. The initial Board of Directors shall consist of 3 persons, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than 2 nor more than 3. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or, unless the articles of incorporation shall otherwise provide, by the Board of Directors. If not so fixed, the number shall be 3. The number of directors shall never be less than one.

     3.   TERMS  AND  VACANCIES.  The  terms  of the  initial  directors  of the
          -----  ---  ---------
corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election unless their terms are staggered under Section 7-108-106 of the Business Corporation Act. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy pursuant to Section 7-108-110(1)(b) or
Section 7-108-110(1)(c) of the Business Corporation Act expires at the next annual shareholder's meeting at which directors are elected. The term of a director pursuant to Section 7-108-110(1)(a) of the Business Corporation Act shall be the unexpired term of his or her predecessor in office; except that, if the director's predecessor had been elected to fill a vacancy pursuant to
Section 7-108-110(1)(b) or Section 7-108-110(1)(c) of the Business Corporation Act, the term of a director elected pursuant to Section 7-108-110(1)(a) of the Business Corporation Act shall be the unexpired term of the last predecessor elected by the shareholders. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders: (a) if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and (b) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filly by the shareholders.

     4.   MEETINGS.
          --------

          - TIME.  Meetings  shall be held at such time as the Board  shall fix,
            ----
except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

          - PLACE.  The Board of Directors may hold regular or special  meetings
            -----
in or out of the State of Colorado at such place as shall be fixed by the Board.

          - CALL.  No call shall be required for regular  meetings for which the
            ----
time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or of a majority of the directors in office.

          - NOTICE OR ACTUAL OR  CONSTRUCTIVE  WAIVER.  Regular  meetings of the
            ------ -- ------ --  ------------  ------
Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice before or after the date and time of the meeting stated in the notice. A director's attendance at or participation in a meeting waives any required notice to him or her of the meetings unless: the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

          - QUORUM AND ACTION. A quorum of the Board of Directors  consists of a
            ------ --- ------
majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any director to participate in a regular or special meeting by, or conduct the meeting through use of, any means of

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          - CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be
            -------- -- --- -------
presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

     5.   REMOVAL  OF  DIRECTORS.  The  shareholders  may  remove  one  or  more
          -------  --  ---------
directors with or without cause pursuant to the provisions of Section 7-108-108 of the Business Corporation Act.

     6.   COMMITTEES.  Subject to the  provisions  of Section  7-109-106  of the
          ----------
Business Corporation Act, the Board of Directors may create one or more committees and appoint one or more members of the Board of Directors to serve on them in accordance with the provisions of Section 7-108-206 of the Business Corporation Act.

     7.   ACTION  WITHOUT  MEETING.  Any action  required  or  permitted  by the
          ------  -------  -------
Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if all members of the Board consent to such action in writing in accordance with the provisions of Section 7-108-202 of the Business Corporation Act.


                                   ARTICLE III
                                   -----------

                                    OFFICERS
                                    --------

     The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. An officer shall be a natural person who is eighteen years of age or older. The same individual may simultaneously hold more then one office in the corporation.

     A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

     Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary, or any Assistant Secretary or any one or more other officers designated by the Board of Directors shall have the responsibility for preparation and maintenance of the minutes of the directors' and shareholders' meetings and of the other records and information required to be kept by the corporation under Section 7-116-101 of the Business Corporation Act and for authenticating records of the corporation.

     The Board of Directors may remove any officer at any time with or without cause.


                                   ARTICLE IV
                                   ----------

                        STATUTORY NOTICES TO SHAREHOLDERS
                        --------- ------- -- ------------

     The Board of Directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, which may be required by any provision of law, and which, more specifically, may be required by Sections 7-116-105 and 7-116-106 of the Business Corporation Act.


                                    ARTICLE V
                                    ---------

                           REGISTERED OFFICE AND AGENT
                           ---------- ------ --- -----

     The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original articles of incorporation.

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


                                   ARTICLE VI
                                   ----------

                                 CORPORATE SEAL
                                 --------- ----

     The corporate seal shall have inscribed thereon the name of the corporation and shall by in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.


                                   ARTICLE VII
                                   -----------

                                   FISCAL YEAR
                                   ------ ----

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.


                                  ARTICLE VIII
                                  ------------

                               CONTROL OVER BYLAWS
                               ------- ---- ------

     The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or a particular Bylaw expressly prohibits the Board of Directors from doing so. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.


                                  ARTICLE VIII
                                  ------------

                                    INDEMNITY
                                    ---------

     Any person made a party to any action. suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein that such officer; director or employee is liable for negligence or misconduct in the performance of his duties.

     The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

     The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to then existing roles of the American Arbitration Association.

     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of BANGLA PROPERTY MANAGEMENT, INC., a corporation of the State of Colorado, as in effect on the date hereof.

     WITNESS my hand and the seal of the corporation.

Dated:   June 15, 2001

         /s/ Shawn Erickson
-----------------------------------------
         Secretary of
         Bangla Property Management, Inc.

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                                 WRITTEN CONSENT
                                 ---------------

                                       OF
                                       --

                                 INCORPORATOR TO
                                 ---------------

                              ORGANIZATIONAL ACTION
                              ---------------------

                                       OF
                                       --

                        BANGLA PROPERTY MANAGEMENT, INC.

     Under Section 7-102-105 of the Colorado Business Corporation Act

                          (Incorporated June 15, 2001)

                               -------------------


     The following action is taken this day through this instrument by the incorporator of the above-named corporation.

     1.   The adoption of the initial Bylaws for the corporation.

     2. The election of the following person(s) to serve as the director(s) of the corporation until the first shareholders' meeting at which directors are elected:

                                 SHAWN ERICKSON


                                                  /s/ Christy Davis
                                          --------------------------------------
                                             Christy Davis Incorporator